UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 8, 2006
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2707 North 108th Street
Suite 102
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
                    (402) 428-2131
(Registrant’s telephone number, including area code)
                    Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 8, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Lindsay Corporation (the “Company”) adopted the Management Incentive Plan for the Company’s fiscal year ending August 31, 2007 (“2007 MIP”) under which the Company’s senior officers could earn annual cash incentive awards. Each person who was a named executive officer in the Company’s proxy statement for its 2006 annual meeting was a participant in the 2007 MIP.
     The 2007 MIP established target bonus amounts for each participating officer ranging from 25% to 60% of such officer’s base salary. Participants were eligible for awards of between 0% and 200% of their target bonus depending on the achievement of certain Company financial performance criteria and individual performance criteria. Depending on an officer’s role in the Company, the Company financial performance component ranged from 65% to 80% of the overall performance criteria for such officer. The Company financial performance component generally was based on achieving stated goals for 2007 operating income and average working capital to sales, with target bonuses for these subcomponents keyed to the Company’s 2007 operating budget. For certain officers, the Company financial performance component also included additional subcomponents relating to a specific market segment or operational area over which those officers had direct responsibility or control. The amount of bonus awarded under the individual performance component is dependent upon an officer’s personal performance as evaluated using individual performance objectives established by the Committee for each participating officer.
     The foregoing description of the 2007 MIP is not intended to be complete and is qualified in its entirety by reference to the 2007 MIP, a copy of which is attached as exhibit 10.1 hereto and is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 12, 2007, the Board of Directors of the Company adopted amendments to Sections 8.1 and 8.3 of the By-Laws of the Company. The amendments were adopted to allow the Company to issue shares of its capital stock as either certificated or uncertificated shares, thus allowing the Company to become eligible for and participate in the Direct Registration System (the“DRS”). The amendments to the By-Laws were effective immediately.
     Pursuant to New York Stock Exchange(“NYSE”) Rules, all NYSE-listed companies must be eligible to participate in the DRS by January 1, 2008. The DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker dealers in order to effect transactions without the risk and delays associated with transferring physical certificates.
     A copy of the Amended and Restated By-Laws of the Company is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
3.1	Amended and Restated By-Laws of the Company

10.1	Lindsay Manufacturing Co. Management Incentive Plan (MIP) 2007 Plan Year*

*	Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately withe the Secretary of the Commission with the redacted text pursuant to the Company’s Application Requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2007	LINDSAY CORPORATION
	By:	/s/ David Downing
David Downing, Senior Vice President and
Chief Financial Officer